Exhibit 10.25

FINANCIAL ADVISORY SERVICES AGREEMENT

THIS FINANCIAL ADVISORY SERVICES AGREEMENT is made as of the 19th day of November, 2004 by and between OMP, INC., a Delaware corporation (the “Company”) and STONINGTON PARTNERS, INC., a Delaware Corporation limited partnership (“Stonington”).

RECITALS

WHEREAS, Stonington has expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business and Stonington Capital Appreciation 1994 Fund, L.P. (the “1994 Fund”) an Affiliate of Stonington has made an investment in the Company.

WHEREAS, the Company is currently contemplating a recapitalization involving, inter alia, the incurrence of indebtedness, the payment of a dividend and the repurchase of some or all of its outstanding preferred stock (the “Recapitalization”) and in connection therewith desires to obtain the benefits of the knowledge, experience and expertise of Stonington.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.                                       Definitions. The following terms used in this Agreement shall have the following meanings:

(a)                                  “Affiliate” means, in reference to the Company, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

(b)                                 “Board of Directors” means the Board of Directors of the Company.

(c)                                  “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, unincorporated organization or association, trust or other entity.

2.                                       Consulting and Advisory Services. Stonington will during the term of this agreement make available to the Company, by and through itself and its Affiliates and such officers, employees, representatives and third parties as Stonington in its sole discretion may designate from time to time, (a) advisory and consulting services in relation to the affairs of the Company, regarding the structure, terms, conditions and other provisions, distribution and timing of the Recapitalization and advice regarding relationships with the Company’s and its subsidiaries’ lenders and bankers relating to the Recapitalization, (b) advice regarding the strategy of the Recapitalization, and (c) such other advice directly related or ancillary to the Recapitalization as may be reasonably requested by the Company. It is expressly agreed that the services to be performed hereunder will not include investment banking or other financial advisory services which may be provided by Stonington or any of its Affiliates to the Company in connection with any specific acquisition, divestiture, refinancing or recapitalization by the Company or any of its subsidiaries other than the Recapitalization. Stonington may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary and Stonington. Stonington shall devote such time and personnel, on a non-exclusive basis, as it deems in its sole discretion to be reasonably necessary for Stonington to perform its services hereunder. Stonington may represent, perform services for, and be retained by such additional Persons as Stonington, in it sole discretion, deems advisable and the Company specifically acknowledges that Stonington provides similar services to other portfolio companies of Stonington Capital Appreciation 1994 Fund, L.P.

3.                                       Fees and Payments. As compensation in full for all services under this Agreement, the Company shall pay Stonington an advisory fee equal to $1,000,000.00, which shall be paid upon mutually agreeable terms. Upon the execution of the Agreement, the Company shall provide Stonington with a good faith deposit of $500,000.00 to be applied toward the total advisory fee payable. If the Recapitalization fails to close prior to January 31, 2005, the good faith deposit shall be applied to reduce the advisorys fee payable to Stonington under the Management Services Agreement that the Company and Stonington have entered into. The application of the good faith deposit to reduce the annual advisory fee payable for 2005 shall not reduce the Company’s obligations under this agreement should the transaction close after January 31, 2005.

4.                                       Term. The term of this Agreement shall commence on November 18, 2004 and end on December 31, 2005 unless sooner terminated by either party at any time upon thirty (30) days written notice. Expenses. Stonington shall pay all personnel and operating expenses required to perform the financial advisory services it has agreed to provide the Company under this Agreement. The Company agrees to reimburse Stonington from time to time, upon written request, for all reasonable expenses incurred by Stonington in connection with the performance of its services hereunder (i.e., airfare, reasonable accommodations, document procurement and delivery expenses, and other general or administrative expenses reasonably utilized to perform services under this Agreement and related matters, including reasonable fees and expenses of attorneys engaged by Stonington). Such expenses are to be paid on a current basis within thirty (30) days of receipt of a statement therefore. The Company shall be obligated to pay any and all expenses related to the operation of its business, including, but not limited to, legal, accounting and other professional fees.

5.                                       Independent Contractor Status.

(a)                                  Each party shall retain full control, authority and discretion at all times, with regard to the hiring, firing and working conditions of the parties’ respective employees or other personnel, subject only to the provisions of this Agreement.

(b)                                 Each party shall remain solely responsible and liable for compliance with all local, state and federal laws and regulations, and any contractual obligations related to the employment of such parties’ respective employees or other personnel.

(c)                                  Each party shall remain solely responsible and liable for the payment of all wages, fringe benefits, payroll related taxes and premiums, and expense reimbursement related to the employment of such parties, respective employees or other personnel.

(d)                                 The parties hereto acknowledge that their relationship shall be that of an independent contractor rather than that of employee, agent, partnership, or a joint venture. As an independent contractor, Stonington shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific.

6.                                       Limited Liability. With regard to the financial advisory and other services to be performed by Stonington pursuant to this Agreement, Stonington shall not be liable to the Company, or to anyone who may claim any right due to its relationship with the Company, for any acts or omissions in the performance of services on the part of Stonington or on the part of the officers, employees or agents of Stonington, unless the acts or omissions of Stonington or its officers, employees or agents have been determined to have been due to their willful misconduct or gross negligence. The Company shall defend, indemnify and hold Stonington, its officers, employees and agents free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, attachments and all other liabilities whatsoever arising from, growing out of or incurred in connection with the services rendered to the Company pursuant to the terms of this Agreement, unless the same shall have been determined to have arisen due to the willful misconduct or gross negligence of Stonington or its officers, employees or agents.

7.                                       Remedies. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

8.                                       Notices. Any and all notices, consents, documents or communications provided for in this Agreement shall be given in writing and shall be personally delivered, mailed by registered or certified mail (return receipt requested) or sent by courier, confirmed by receipt, and addressed as follows (or to such other address as the addressed party may have substituted by notice pursuant to this Section 10):

(a)                                  If to the Company:

OMP, Inc.

310 Golden Shore

Long Beach, California 90802

Attn: Curtis A. Cluff

(b)                                 If to Stonington:

Stonington Partners, Inc.

767 5th Avenue, 48th Floor

New York, NY 10153

Attn: Frank Bartoletti

Such notice, consent, document or communication shall be deemed given upon personal delivery or receipt at the address of the party stated above or at any other address specified by such party to the other party in writing, except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent.

9.                                       Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware.

10.                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by Stonington without the prior written consent of the Company.

11.                                 Severability; Legal Construction. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained herein. This Agreement shall be construed without regard to the party or parties deemed responsible for the drafting hereof.

12.                                 Entire Agreement. This Agreement contains the entire understanding and the full and complete agreement of the parties and replaces any prior understandings and agreements among the parties, with respect to the subject matter hereof.

13.                                 Amendment. This Agreement may be altered, amended or modified only in a writing signed by both of the parties hereto.

14.                                 Counterparts. This Agreement may be executed in one or more counterparts and each so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties may not be signatories to the same counterpart, provided that each party is a signatory to at least one counterpart.

15.                                 Facsimile Signature. Any signature page to this Agreement transmitted by facsimile machine shall be treated in all manner and respects as an original agreement and the signature of any party to this Agreement transmitted by facsimile machine shall for all purposes be considered an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OMP, INC.		STONINGTON PARTNERS, INC.

By:	/s/ Curtis A. Cluff	By:	/s/ John Bartholdson
Name:	Curtis A. Cluff	Name:	John Bartholdson
Titile:	CFO	Title:	Principal